UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 31, 2016

Date of Report (Date of earliest event reported)

HUNTWICKE CAPITAL GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54379
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Grove Street

Topsfield, MA 01983

(Address of Principal Executive Offices) (Zip Code)

(978) 887-5981

(Registrant's telephone number, including area code)

Magnolia Lane Income Fund

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 is incorporated by reference into this Item 1.01.

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 31, 2016, Magnolia Lane Financial Group (“Magnolia Lane”), a wholly owned subsidiary of Huntwicke Capital Group, Inc. (“Huntwicke” or the “Company”) entered into a Share Agreement with Phalanx Partners, LLC, whereby Magnolia Lane issued 96,199 shares of the Company’s common stock to Phalanx Partners, LLC. in exchange for all the interest in Huntwicke Securities LLC and Huntwicke Advisors, LLC. Phalanx Partners, LLC. is owned and managed by the Company’s President.

On October 31, 2016, Magnolia Lane entered into a Share Agreement with WS Advantage LP whereby Magnolia Lane issued 125,000 shares of the Company’s common stock to WS Advantage LP in exchange for all of WS Advantage LP’s interest in Riversky Realty LLC, which owns the property located at 17/19 Main Street, Topfield, MA. WS Advantage LP is owned and managed by the Company’s President.

The foregoing summary of the material terms of the Share Agreements with Phalanx Partners, LLC and WS Advantage LP are qualified in their entirety by reference to the full text of the Share Agreements, which are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of business Acquired

The Company will file the financial statements required by Item 9.01 (a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The Company will file the financial statements required by Item 9.01 (a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days from the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Title of Document

2.1	Share Agreement between Magnolia Lane Financial Inc. and Phalanx Partners, LLC dated October 31, 2016.

2.2	Share Agreement between Magnolia Lane Financial, Inc. and WS Advantage, LLC dated October 31, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntwicke Capital Group Inc.

Date: November 3, 2016	By:	/s/ Brian Woodland
	Name:	Brian Woodland
	Title:	President

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